Exhibit 3.35

CERTIFICATE OF INCORPORATION

OF

BRAVES ACQUISITION CORP.

ARTICLE I

The name of the Corporation is Braves Acquisition Corp. (the “Corporation”).

ARTICLE II

The name of the Corporation’s registered agent and the address of its registered office in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, $.01 par value.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The incorporator is Yvonne T. Jones, whose mailing address is c/o Perot Systems Corporation, 2300 West Plano Parkway, Plano, Texas 75075.

ARTICLE VII

The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as sole director until the first annual meeting of the stockholders or until his respective successor is elected and qualified is:

Name	Address
Thomas D. Williams	2300 West Plano Parkway
Plano, Texas 75075

ARTICLE VIII

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

ARTICLE IX

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall insure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE X

No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder, and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

ARTICLE XI

Cumulative voting for the election of Directors shall not be permitted.

ARTICLE XII

The bylaws of the Corporation may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of new bylaws is set forth in the notice of such meeting.

IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 8th day of February, 2006.

/s/ Yvonne T. Jones
By:	Yvonne T. Jones, Incorporator

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

BRAVES ACQUISITION CORP.

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “Corporation”) is Braves Acquisition Corp.

2.	The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article I:

“The name of the Corporation is PS eServ Corp. (the “Corporation”).”

3.	The certificate of incorporation of the Corporation is hereby amended by striking out Article III thereof and by substituting in lieu of said Article the following new Article III:

“The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including the practice of professional engineering services.”

4.

The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this 20th day of March, 2006.

/s/ Charles N. Bell
Charles N. Bell, Assistant Secretary of Braves Acquisition Corp.

PS eServ Corp.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

PS eServ Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation (the “Board”), acting by unanimous written consent, dated June 29, 2010, in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation’s Certificate of Incorporation described herein, (b) directing that such amendment be submitted to the sole stockholder of the Corporation for consideration and (c) directing that, upon approval and adoption of such amendment by the sole stockholder of the Corporation, this Certificate of Amendment be executed and filed with the Secretary of State of the State of Delaware.

SECOND: The sole stockholder of the Corporation, acting by written consent in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly consent to and approve such amendment to the Corporation’s Certificate of Incorporation.

THIRD: The Article I of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is Dell Services Engineering Solutions Corp.”

Such amendment having been duly adopted in accordance with the provisions of Section 242 of the DGCL and the applicable provisions of the Corporation’s Certificate of Incorporation and Bylaws, the Corporation has caused the Certificate of Amendment to be executed and attested by its duly authorized officers on June 29, 2010.

PS eServ Corp.

By:	/s/ Thomas D. Williams
Thomas D. Williams President and Secretary

Attest:

/s/ Rex C. Mills
Rex C. Mills Assistant Secretary

DELL SERVICES ENGINEERING SOLUTIONS CORP.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Dell Services Engineering Solutions Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation (the “Board”), acting by unanimous written consent dated October 10, 2011 in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation’s Certificate of Incorporation described herein, (b) directing that such amendment be submitted to the stockholders of the Corporation for consideration and approval by written consent and (c) directing that, upon approval and adoption of such amendment by the stockholders of the Corporation this Certificate of Amendment be executed and filed with the Secretary of State of the State of Delaware.

SECOND: The stockholders of the Corporation, acting by unanimous written consent dated October 10, 2011 in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly consent to, approve and adopt such amendment to the Corporation’s Certificate of Incorporation.

THIRD: Article I of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is Dell Product and Process Innovation Services Corp.”

Such amendment having been duly adopted in accordance with the provisions of Section 242 of the DGCL and the applicable provisions of the Corporation’s Certificate of Incorporation and Bylaws, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on October 10, 2011.

DELL SERVICES ENGINEERING SOLUTIONS CORP.

/s/ JANET B. WRIGHT
Janet B. Wright, Vice President and Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is DELL PRODUCT AND PROCESS INNOVATION SERVICES CORP.

2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jill Cilmi
Authorized Officer

Name:	Jill Cilmi, Vice President
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